Exhibit 10.1

AMENDMENT TO AGREEMENT

          This Amendment dated as of the 15th day of March, 2011 (the “Amendment”) to the Option Agreement by and between Somerset Hills Bancorp (the “Company”) and Stewart E. McClure, Jr. (the “Optionee”) dated as of March 19, 2001 (the “Agreement”).

WITNESSETH:

          WHEREAS, the Optionee has the right to purchase up to 25,000 shares of the Company’s common stock pursuant to certain options granted to the Optionee pursuant to the Agreement, as adjusted for subsequent stock dividends (the “Options”);

          WHEREAS, the Options are set to expire on March 19, 2011; and

          WHEREAS, the Company and Optionee believe it is in the best interest of each party to extend the expiration date of the Options until March 19, 2014;

          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

          1. Section 4(b) of the Agreement shall be amended to provide for an extension to the expiration date for the Options until March 19, 2014.

          2. Optionee agrees and acknowledges that in connection with this Amendment, the Options are being reclassified as non-qualified options, and shall no longer qualify as incentive stock options pursuant to section 422 of the Internal Revenue Code. The Company makes no representations to the Optionee regarding the tax consequences of such reclassification.

          3. The Agreement, as amended by this Amendment, is in all respects ratified and shall remain in full force and effect. The Agreement and this Amendment shall be read, taken and construed as one and the same instrument.

          4. This Amendment may be executed in two counterparts, each of which shall be an original, but both of which together shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by persons thereunto duly authorized as of the date and year first written above.

SOMERSET HILLS BANCORP

/s/ William S. Burns

By:
Name: William S. Burns
Title: Chief Financial Officer

OPTIONEE

/s/ Stewart E. McClure, Jr.

Stewart E. McClure, Jr.
President and CEO